Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236582 on Form S-8 of our report dated March 30, 2020, relating to the financial statements of Beam Therapeutics Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 30, 2020